SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 29, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 2.02  Results of Operations and Financial Condition.

On December 2, 2004 Huffy Corporation ("Huffy") filed its Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the period ended November 29, 2004 in the United States Bankruptcy Court for the Southern District of Ohio.  A copy of the financial reports is attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

On November 30, 2004, the United States Bankruptcy Court for the Southern District of Ohio approved the Ratification and Amendment Agreement dated October 20, 2004 (the "DIP  Agreement"), to the Second Amended and Restated Loan and Security Agreement, dated September 19, 2002, as amended, among Huffy Corporation ("Huffy") and certain of its subsidiaries (collectively, the "Debtors") and Congress Financial Corporation (Central), as agent ("Congress"), and lenders participating thereunder (the "Lenders") (the "Loan Agreement").  A copy of the DIP Agreement is attached as Exhibit No. 10.1 to the Huffy Corporation Form 8-K dated October 20, 2004 and filed with the Securities and Exchange Commission ("SEC") on October 26, 2004 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

10.1

Ratification and Amendment Agreement, dated October 20, 2004, by and among Debtors, Congress and Lenders.  This Exhibit is attached to the Huffy Corporation Form 8-K dated October 20, 2004 and filed with the Securities and Exchange Commission ("SEC") on October 26, 2004.

99.1

Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the period ended November 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: December 2, 2004	By: /s/ Nancy A. Michaud Nancy A. Michaud Senior Vice President – General Counsel and Secretary